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Exhibit 23.1 Consent of Russell Bedford Stefanou Mirchandani LLP

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


TO: Bentley Communications Corp.

As independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Bentley Communications Corp. for the year ended June 30, 2001 of our report dated October 1, 2001 and contained in the Registration Statement No. 333-83982 of Bentley Communications Corp. Form S-8 under the Securities Act of 1933 insofar as such report relates to the financial statements of Bentley Communications Corp. for the year ended June 30, 2001.

                                 /s/Russell Bedford Stefanou Mirchandani LLP
                                 ----------------------------------------
                                 Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
October 1, 2002